UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 5, 2017

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

MICHIGAN	0-17988	38-2367843
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

620 Lesher Place Lansing, Michigan		48912
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 5, 2017, Neogen Corporation (the “Company”) held its 2017 Annual Meeting of Shareholders. At the meeting 35,991,670 of the 38,201,867 shares outstanding and entitled to vote were present and voted. The matters listed below were submitted to a vote of the shareholders though the solicitation of proxies. The proposals are described in detail in the Company’s Proxy Statement dated as of, and filed with Securities and Exchange Commission on, August 30, 2017. The voting results are as follows:

Proposal 1 – Election of Directors

Nominee	For	Withheld
James L. Herbert	30,835,245	1,228,400
G. Bruce Papesh	30,368,613	1,695,032
Thomas H. Reed	31,577,008	486,637
Darci L. Vetter	30,849,557	1,214,088

Proposal 2 – To Approve, by Non-Binding Vote, the Compensation of Executives

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy materials.

For	Against	Abstain	Broker Non-Vote
31,782,719	164,454	116,189	3,928,308

Proposal 3 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The shareholders ratified the appointment of BDO USA LLP as the Company’s auditors for the fiscal year ending May 31, 2018.

For	Against	Abstain	Broker Non-Vote
35,772,822	162,620	56,227	0

Proposal 4 – To Approve, by Non-Binding Vote, the Frequency of Future Shareholder Advisory votes on Executive Compensation

The shareholders approved, on an advisory basis, the Board’s recommendation to hold the shareholder advisory vote on executive compensation annually.

Annual	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
26,823,783	98,103	5,073,222	68,536	3,928,026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION
(Registrant)

Date: October 6, 2017

/s/ Steven J. Quinlan
Steven J. Quinlan
Vice President & CFO